Exhibit 8.1
February 28, 2011
Calumet Specialty Products Partners, L.P.
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214

RE:	CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Calumet Specialty Products Partners, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated February 24, 2011 (the “Prospectus Supplement”) and the Prospectus dated November 22, 2010 (the “Prospectus”) forming part of the Registration Statement on Form S-3, No. 333-170390 (the “Registration Statement”). In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus and under the caption “Tax Considerations” in the Prospectus Supplement.
     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).
     We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement and the Prospectus. This consent does not, however, constitute an admission that we are “experts” as such term is defined in Section 7 of the Securities Act.
Very truly yours,
/s/ Vinson & Elkins L.L.P.